Exhibit 10.19H

AMENDMENT NO. 4 TO THE

PIONEER NATURAL RESOURCES USA, INC.

401(k) AND MATCHING PLAN

(Amended and Restated Effective as of January 1, 2008)

THIS FOURTH AMENDMENT is made and entered into by Pioneer Natural Resources USA, Inc. (the “Company”):

WITNESSETH:

WHEREAS, the Company maintains the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “Plan”);

WHEREAS, pursuant to Section 8.3 of the Plan, the Benefit Plan Design Committee (the “Committee”) of the Company maintains the authority to amend the Plan at any time; and

WHEREAS, the Committee desires to amend the Plan to comply with the Internal Revenue Code of 1986, as amended (the “Code”) Section 414(v).

NOW THEREFORE, the Plan is hereby amended effective January 1, 2010 as follows.

1. Section 3.3 is hereby amended and restated in its entirety as follows:

Section 3.3 Catch-Up Contributions. All Employees who are eligible to elect to make Pre-Tax Contributions to this Plan and who have attained age 50 before the close of the taxable year shall be eligible to make Catch-Up Contributions pursuant to a compensation reduction agreement and in accordance with, and subject to the limitations of, Code Section 414(v) and the regulations thereunder. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions. The Committee may permit a Covered Employee to elect to have his or her Employer treat any amount or whole percentage of his or her Catch-Up Contributions as Roth contributions. Catch-Up Contributions made by an Employer on behalf of a Participant pursuant to this Section 3.3 shall be credited to such Participant’s Catch-Up Contribution Account; provided, however, that Catch-Up Contributions that are designated as Roth contributions shall be credited to such Participant’s Roth Catch-Up Contribution Account.

NOW, THEREFORE, be it further provided that except as provided above, the Plan shall continue to read in its current state.

* * * * * * * *

IN WITNESS WHEREOF, the Company has executed this Amendment No. 4 this 25th day of January, 2010, to be effective as specified above.

PIONEER NATURAL RESOURCES USA, INC.

By:	/s/ Larry N. Paulsen
Name:	Larry N. Paulsen
Title:	Vice President, Administration

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